UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-A

                      FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
            (Exact name of registrant as specified in its charter)



        TEXAS                                                   76-0519693
(State of incorporation                                      (I.R.S. Employer
  or organization)                                          Identification No.)
                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                      (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class               Name of each exchange on which
          TO BE SO REGISTERED              EACH CLASS IS TO BE SO REGISTERED
                  None                            Not Applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $1.00 PAR VALUE
                               (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The class of securities to be registered hereby is the Common Stock, $1.00 par value (the "Common Stock") of Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company").

      For a description of the Common Stock, see the information set forth under the caption "Description of Securities of the Company" beginning on page 56 of the preliminary prospectus (the "Prospectus"), subject to completion, dated January 16, 1997, included as Part I in Amendment No. 2 of the Company's Registration Statement on Form S-1 (Registration No. 333-16509), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which description is incorporated herein by reference. A description of the Common Stock will also be included in the final prospectus to be contained in such Registration Statement and to be filed pursuant to Rule 424(b) under the Securities Act, and such final prospectus shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2. EXHIBITS.

      1. Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-16509).

      2. Bylaws of the Company (restated as of December 31, 1996), incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-16509).

      3. Amendment dated December 18, 1996, to the Company's Articles of Incorporation, incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-16509).

      4. Specimen Stock Certificate representing shares of Common Stock of the Company, incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-16509).

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 17, 1997              SOUTHWEST BANCORPORATION OF TEXAS, INC.


                                     By:  /S/ DAVID C. FARRIES
                                              David C. Farries
                                              Executive Vice President and
                                              Chief Financial Officer